EXHIBIT 24
                              POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Barnett Grace and Edwin P. Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of First Commercial Corporation (the "Company") pertaining to the registration of up to 1,361,952 shares of the Company's Common Stock, $3.00 par value per share, to be offered by the Selling Shareholder described in the Registration Statement in a public offering and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Date:  March 27, 1997

          /s/ Barnett Grace
          --------------------          --------------------
          Barnett Grace                 John W. Allison
          Director                      Director

          /s/ Truman Arnold             /s/ William H. Bowen
          --------------------          ---------------------
          Truman Arnold                 William H. Bowen
          Director                      Director

          /s/ Peggy Clark               /s/ Robert G. Cress
          --------------------          ---------------------
          Peggy Clark                   Robert G. Cress
          Director                      Director

                                        /s/ Frank D. Hickingbotham
          --------------------          --------------------------
          Cecil W. Cupp, Jr.            Frank D. Hickingbotham
          Director                      Director

                                        /s/ Frederick E. Joyce, M.D.
          ----------------------        ----------------------------
          Walter E. Hussman, Jr.        Frederick E. Joyce, M.D.
          Director                      Director

          /s/ Jack G. Justus            /s/ William M. Lemley
          ------------------------      ----------------------
          Jack G. Justus                William M. Lemley
          Director                      Director


          ------------------------      ----------------------
          Michael W. Murphy             Sam C. Sowell
          Director                      Director

          ------------------------
          Paul D. Tilley
          Director